EXHIBIT 99.1

AMENDMENT NO. 1

to the

POOLING AND SERVICING AGREEMENT

dated as of September 1, 2005

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

SERIES INABS 2005-C

This AMENDMENT NO. 1, dated and effective as of December 28, 2005 (this “Amendment”), among INDYMAC ABS, INC. (the “Depositor”), INDYMAC BANK, F.S.B. (the “Seller” and the “Master Servicer”, as applicable) and DEUTSCHE BANK NATIONAL TRUST COMPANY (the “Trustee” and the “Supplemental Interest Trust Administrator”, as applicable), to the Pooling and Servicing Agreement relating to the above-captioned Certificates, dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, the Seller, the Master Servicer, the Trustee and the Supplemental Interest Trust Administrator.

RECITALS

WHEREAS, the parties hereto are entering into this Amendment pursuant to the first paragraph of Section 10.01, clauses (i) and (ii), of the Pooling and Servicing Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.   Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

SECTION 2.   Amendment. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

(a)         Section 2.07 of the Pooling and Servicing Agreement is hereby amended by replacing subsection (c) with the following paragraph:

(c)          The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the applicable Subsequent Cut-off Date; provided, however, that such Subsequent Mortgage Loans may have a first payment date occurring on or after the applicable Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loan could not have been delinquent as of such Subsequent Cut-off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan will not be less than 175 months and will not exceed 360 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100.000%; (v) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of two months; (vi) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 4.750% or greater than 12.500%; (vii) such Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices; (viii) such Subsequent Mortgage Loan will have a first payment date occurring no earlier than December 1, 2004; (ix) such Subsequent Mortgage Loan will have a principal balance no greater than $740,000; and (x) such Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under “The Mortgage Pool—Underwriting Standards” in the Prospectus Supplement.

(b)          Section 4.05 of the Pooling and Servicing Agreement is hereby amended by replacing subsection (c) with the following paragraphs:

(c)          On each Distribution Date, the Supplemental Interest Trust Administrator shall deposit into the Supplemental Interest Trust amounts received from the Swap Provider. On each Distribution Date, the Supplemental Interest Trust Administrator shall distribute from the Supplemental Interest Trust an amount equal to or less than the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement, in the following order of priority:

(i)           first, an amount equal to the aggregate amount required under Sections 4.02(I) and (V) to be distributed on such Distribution Date, to the Class A and Subordinated Certificateholders in accordance with Sections 4.02(I) and (V) of this Agreement; provided, that for this purpose no Certificates held by the Seller, the Depositor or any Affiliate shall receive such distribution;

(ii)          second, an amount equal to the aggregate amount required under Section 2.13(a) of the Indenture, in accordance with priorities of distribution (i) and (ii) under Section 2.13(f) of the Indenture, to be distributed on the related Payment Date (as defined in the Indenture) to the indenture trustee and in accordance with the Indenture; and

(iii)	third, any remainder to IndyMac Bank, F.S.B.

(c)          Section 4.05 of the Pooling and Servicing Agreement is hereby amended by replacing subsection (d) with the following paragraph:

(d)          The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. IndyMac Bank, F.S.B. shall be the beneficial owner of the Supplemental Interest Trust, as such entity is entitled to receive any remaining amounts payable by the Swap Provider under the Swap Agreement as described pursuant to Section 4.05(c), subject to the power of the Supplemental Interest Trust Administrator to transfer amounts under this Agreement. The Supplemental Interest Trust Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Supplemental Interest Trust Administrator shall, at the written direction of IndyMac Bank, F.S.B., invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Supplemental Interest Trust Administrator from IndyMac Bank, F.S.B., all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Supplemental Interest Trust Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to IndyMac Bank, F.S.B. It is the intention of the parties hereto that, for federal income tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from IndyMac Bank, F.S.B. IndyMac Bank, F.S.B.’s ownership interest in the Supplemental Interest Trust may not be transferred (or re-transferred) unless 100% of the ownership interest is transferred (or re-transferred) to a single entity treated as a corporation for federal income tax purposes. IndyMac Bank, F.S.B., and any subsequent owner of the Supplemental Interest Trust, will provide (and update as required or reasonably requested) an IRS Form W-9 or appropriate IRS Form W-8 to the Trustee.

(d)          Section 4.05 of the Pooling and Servicing Agreement is hereby amended by replacing subsection (f) with the following paragraph:

(f) The Supplemental Interest Trust Administrator shall treat the Holders of Certificates (other than the Class P, Class C and Class R Certificates) as having entered into a notional principal contract with the owner of the Supplemental Interest Trust. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the owner of the Supplemental Interest Trust an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to a notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Cap Carry Forward Amounts to the Holders of the Certificates (other than the Class C, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC IV, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

SECTION 3.     Limited Effect. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Pooling and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to or with respect to, the Pooling and Servicing Agreement, any reference in any of such items to the Pooling and Servicing Agreement being sufficient to refer to the Pooling and Servicing Agreement as amended hereby.

SECTION 4.     Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

SECTION 5.    Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 6.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

SECTION 7.     Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

SECTION 8.   Section Headings. The section headings used in this Amendment are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date hereof.

INDYMAC ABS, INC., as Depositor

By:	/s/ Andy Sciandra
Name:	Andy Sciandra
Title:	Senior Vice President

INDYMAC BANK, F.S.B. as Seller and Master Servicer

By:	/s/ Andy Sciandra
Name:	Andy Sciandra
Title:	Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Trustee and Supplemental Interest Trust Administrator

By:	/s/ Brent Hoyler
Name:	Brent Hoyler
Title:	Associate

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

Acknowledged and Consented to by:

BEAR STEARNS FINANCIAL PRODUCTS INC. as Swap Provider

By:	/s/ Annie Manevitz
Name:	Annie Manevitz
Title:	Authorized Signatory